Exhibit 99.1

Ponce Bank receives $3.7 million grant as part of CDFI Equitable Recovery Program

NEW YORK, April 17, 2023 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced that the Bank has been awarded a $3.7 million grant from the U.S. Treasury as part of the Community Development Financial Institutions ("CDFI") Equitable Recovery Program ("ERP") which aims to help CDFI's further their mission of helping low and low-to-moderate income communities recover from the impact of Covid-19. The U.S. Treasury indicated that the grant would be disbursed in June 2023 and its utilization would be subject to eligible activities and reporting in accordance with the ERP program.

“There’s been a lot of talk lately about which banks are “systemically important” and I think that one just needs to read the purpose of this ERP program to understand that CDFIs like Ponce Bank are not just systemically important; we are critical to a huge swath of our society that isn’t supported by the traditional banking system” said Ponce Bank CEO Carlos Naudon. He added “We proved throughout the pandemic that Community Banks, CDFIs and MDIs are able to strategically deploy capital, where it’s needed most, both quickly and efficiently. If that’s not systemically important then I’m not sure I understand the term.”

$1.73 billion in ERP Awards to 603 CDFIs were announced in Washington DC on Monday by Vice President Kamala Harris and Deputy Secretary of the Treasury Wally Adeyemo.

“When we invest in community lenders, we help build a future where all people—no matter who they are or where they start—have the resources they need not only to succeed but to thrive,” said Vice President Kamala Harris in a U.S. Treasury statement. “These grants—representing the largest CDFI grant program in history—will enable hundreds of community lenders to invest in small businesses and entrepreneurs, and also provide home loans for families, financial services for local nonprofits, and capital for community organizations.”

Ponce Bank has a long history of service to low and low-to-moderate income communities that these funds are targeted to support. The Bank was founded in the Bronx in 1960 at a time when most financial institutions had fled the neighborhoods and has grown to serve immigrant communities throughout the greater New York City area with 13 branches and 6 mortgage loan offices in the Bronx, Brooklyn, Queens, Manhattan and Bergenfield and Union City, NJ.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.